Exhibit 5.1

OPINION OF STRADLING YOCCA CARLSON & RAUTH

July 23, 2003

Endologix, Inc.
13900 Alton Parkway, Suite 122
Irvine, California 92618

     Re:     Registration Statement on Form S-3

Ladies and Gentlemen:

     At your request, we have examined the form of Registration Statement on Form S-3 (the “Registration Statement”) being filed by Endologix, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 4,000,000 shares of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”), (i) 3,555,556 shares of which were issued to Federated Kaufmann Fund a portfolio of Federated Equity Funds, (ii) 53,000 shares of which were issued to Perry Partners L.P., (iii) 147,000 shares of which were issued to Perry Partners International, Inc. (“Perry International”), (iv) 150,000 shares of which were issued to Panacea Fund LLC, (v) 56,500 shares of which were issued to Ursus Capital, L.P., (vi) 18,500 shares of which were issued to Ursus Offshore Ltd., and (vii) 19,444 shares of which were issued to The Larry Haimovitch 2000 Separate Property Revocable Trust. The foregoing entities are referred to herein individually as a “Selling Stockholder” and collectively as the “Selling Stockholders”. The shares were issued in connection with stock purchase agreements with each Selling Stockholder dated July 15, 2003. The shares of Common Stock may be offered for resale from time to time by and for the account of the Selling Stockholders of the Company as named in the Registration Statement.

     We have reviewed the corporate actions of the Company in connection with this matter and have examined such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion.

     Based on the foregoing, it is our opinion that the 4,000,000 shares of Common Stock covered by the Registration Statement have been duly authorized and validly issued, and are fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement.

Very truly yours,

STRADLING YOCCA CARLSON & RAUTH